Exhibit 99.2
EXECUTION COPY
     THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of November 30, 2005 (“Effective Date”), is by and among Doral Financial Corporation, a corporation duly organized and existing under the laws of Puerto Rico (the “Company”), Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York formerly known as Bankers Trust Company (the “Resigning Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States (the “Successor Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).
RECITALS
     WHEREAS, the Resigning Trustee acts as trustee under (i) that certain Indenture dated as of October 10, 1996 as supplemented by the First Supplemental Indenture dated as of October 19, 1998 (as so supplemented, the “1996 Indenture”) pursuant to which the Company issued its 7.84% Senior Notes due 2006 and (ii) that certain Indenture dated as of May 14, 1999 as supplemented by the First Supplemental Indenture dated as of March 30, 2001 (as so supplemented, the “1999 Indenture,” together with the 1996 Indenture, the “Indentures” and each an “Indenture”) pursuant to which the Company issued six series of Senior Notes and Floating Rate Senior Notes as set forth on Exhibit A attached hereto and made a part hereof;
     WHEREAS, the Resigning Trustee desires to resign as trustee under each Indenture;
     WHEREAS, the Company desires to appoint the Successor Trustee as successor trustee for each Indenture and the Successor Trustee desires to accept the foregoing appointments;
     NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Resignation of Resigning Trustee; Acceptance of Resignation; Appointment of Successor Trustee. Pursuant to Section 608 of the 1996 Indenture and Section 6.10 of the 1999 Indenture, the Resigning Trustee hereby resigns as indenture trustee under each of the Indentures. The Company accepts the resignation of the Resigning Trustee as trustee and hereby appoints the Successor Trustee as trustee under each Indenture and confers on the Successor Trustee all the rights powers and duties of the Resigning Trustee under each Indenture, except as expressly reserved by the Resigning Trustee in this Agreement.

     2. Company Representations and Warranties. The Company represents and warrants to the Successor Trustee that:
     a. Each Indenture was validly and lawfully executed and delivered by the Company, has not been amended or modified except in accordance with duly executed and delivered supplemental indentures, and is in full force and effect at this time.
     b. The notes issued under the terms of the Indentures are validly issued and outstanding securities of the Company and that the principal amounts outstanding are correctly set forth on Exhibit B.
     c. No default or Event of Default has occurred and is continuing as of the date of this Instrument except as disclosed in writing by the Company to the Successor Trustee on or before the date hereof.
     d. The Company is a corporation organized under the laws of Puerto Rico and is validly existing and in good standing under the laws of Puerto Rico; and
     e. The execution and delivery of this Instrument have been duly authorized by the Company.
     3. Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:
     a. No covenant or condition contained in the Indentures has been waived by the Resigning Trustee or, to the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, by the Holders of the percentage in aggregate principal amount of the notes required by the Indentures to effect any such waiver.
     b. There is no action, suit or proceeding pending or, to the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as trustee, paying agent and security registrar under the Indentures.
     c. The Resigning Trustee is not aware of any facts that would constitute the basis for an indemnification claim by the Resigning Trustee under either of the Indentures.
     d. To the best knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, the Resigning Trustee has lawfully discharged its duties as trustee under the Indentures.
     e. The Resigning Trustee shall endeavor to deliver to Successor Trustee, as of or immediately after the Effective Date hereof, all of the documents listed in Exhibit C hereto, including other documents reasonably obtainable as mutually agreed upon, and shall further deliver such other related documents as may be reasonably requested by the Successor Trustee from time to time.

f. The execution and delivery of this Instrument have been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation.
     g. The amounts set forth on Exhibit B attached hereto and made a part hereof constitute the outstanding principal amounts due and owing under the notes issued pursuant to the terms of each of the Indentures, the date through which interest has been paid under the respective notes and the amount held in any trust account maintained by the Resigning Trustee in its role as trustee under the terms of each Indenture.
     h. To the best knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, the Indentures have not been amended or modified except as provided in the supplemental indentures provided to the Successor Trustee hereunder and each such Indenture is in full force and effect.
     i. The Resigning Trustee is holding no money or tangible property in trust under either of the Indentures.
     4. Company Certification. The Company hereby certifies to the Successor Trustee and the Resigning Trustee that the Company and the officer of the Company who has executed this Instrument is duly authorized to (a) accept the Resigning Trustee’s resignation as trustee under each Indenture, (b) appoint the Successor Trustee as trustee under each Indenture and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as trustee under each Indenture. The Company further represents and warrants to the Successor Trustee and the Resigning Trustee that, to the extent necessary under Section 608 of the 1996 Indenture and Section 6.10 of the 1999 Indenture, the Company has obtained the requisite board resolution appointing the Successor Trustee and approving of the matters contained herein.
     5. Successor Trustee Representations and Warranties. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that:
     a. Subject to the representations herein, the Successor Trustee is eligible and qualified under each Indenture and under the Trust Indenture Act of 1939, as amended, to act as trustee under each Indenture as of the date hereof.
     b. This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee, and this Instrument constitutes the Successor Trustee’s legal, valid, binding and enforceable obligation.
     6. Acceptance by Successor Trustee. The Successor Trustee hereby accepts the appointment as trustee under paragraph 1 of this Instrument and shall hereby be vested with all the rights, powers and duties of the Resigning Trustee thereunder as of the Effective Date, except as expressly provided otherwise in this Instrument. The Successor Trustee, however, assumes no responsibility for any actions or omissions occurring or not occurring prior to the Effective Date.

     7. Assignment etc. by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as indenture trustee under each Indenture, upon the trusts expressed in each Indenture, all rights, powers, trusts privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of each Indenture, and effective as of such date does hereby assign over to the Successor Trustee any and all property and money held by the Resigning Trustee under and by virtue of each Indenture, with like effect as if the Successor Trustee was originally named as trustee under each Indenture.
     8. Paying Agent/Registrar. The Resigning Trustee does not resign as registrar and paying agent under each Indenture, but it agrees and the Company agrees that from and after the Effective Date, all amounts owing under either Indenture by the Company shall be paid by the Company to the Successor Trustee, in the first instance, for subsequent distribution to the Resigning Trustee, in its capacity as paying agent, and by such paying agent thereafter in accordance with the relevant Indenture.
     9. Additional Documentation. The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee. The Company hereby agrees to execute and deliver such further agreements and other instruments as may be reasonably necessary or desirable to effectuate the succession of the Successor Trustee under each of the Indentures.
     10. Additional Agreements by Company. Pursuant to Section 608 of the 1996 Indenture and Section 6.10 of the 1999 Indenture, the Company will provide notice to the holders of the notes issued pursuant to the Indentures of the resignation of the Resigning Trustee and the appointment of the Successor Trustee as indenture trustee under each of the Indentures.
     11. Survival of Certain Rights of Resigning Trustee. Notwithstanding this Instrument and the resignation of the Resigning Trustee, the Resigning Trustee shall retain all rights and entitlements relating to its service as Indenture Trustee or trustee under each Indenture arising or accruing on or before the Effective Date, including without limitation, all entitlements to the payment of its fees and reimbursement of its expenses. In the event and to the extent the Successor Trustee shall exercise any lien upon the distributions to holders of the notes or otherwise becomes entitled to receive payment of any fees and expenses as trustee under each Indenture for any reason at a time when the fees and expenses of the Resigning Trustee have not been fully paid, it shall do so for both its own fees and expenses and the outstanding Resigning Trustee, for any fees and expenses of the Resigning Trustee incurred in connection with its duties under each Indenture prior to the Effective Date.

     12. Choice of Laws. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.
     13. Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.
     14. Effectiveness. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first set forth above (the “Effective Date”), upon the execution and delivery hereof by each of the parties hereto.
     15. Notices. All notices, whether faxed or mailed, will be deemed received when sent to the following addresses:
TO THE SUCCESSOR TRUSTEE:
Laura Moran
Vice President
U.S. Bank National Association
Corporate Trust Services
One Federal Street – Third Floor
Boston, Massachusetts 02110
TO THE RESIGNING TRUSTEE:
Deutsche Bank Trust Company Americas
Stanley Burg
Deutsche Bank Trust Company Americas
MS NYC60-2720
60 Wall Street
New York, NY 10005-2858
TO THE COMPANY:
Doral Financial Corporation
1451 FD Roosevelt Avenue
San Juan, PR 00920

     IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the first date set forth above.

Doral Financial Corporation

By Name	/s/ John A. Ward, III John A. Ward, III
Its	Chairman of the Board and Chief
Executive Officer

Deutsche Bank Trust Company Americas

By	/s/ Stanley Burg

Name	Stanley Burg
Its	Vice President

U.S. Bank National Association

By	/s/ Laura L. Moran

Name	Laura L. Moran
Its	Vice President

Exhibit A
1.	$625,000,000 face amount of Floating Rate Senior Notes due July 20, 2007, of which $350,000,000 were issued July 20, 2004, $125,000,000 were issued September 1, 2004 and $150,000,000 were issued September 20, 2004, with CUSIP No. 25811PAK6.
2.	$115,000,000 face amount of Floating Rate Senior Notes due December 7, 2005, issued June 7, 2004, with CUSIP No. 25811PAJ9.
3.	$100,000,000 face amount of 7.65% Senior Notes due March 26, 2016, issued March 30, 2001, with CUSIP No.25811PAE0.
4.	$30,000,000 face amount of 7.00% Senior Notes due April 26, 2012, issued April 10, 2002, with CUSIP No. 25811PAF7.
5.	$40,000,000 face amount of 7.10% Senior Notes due April 26, 2017, issued April 10, 2002, with CUSIP No.25811PAG5.
6.	$30,000,000 face amount of 7.15% Senior Notes due April 26, 2022, issued April 10, 2002, with CUSIP No. 25811PAH3.

Exhibit B

			Amount Held in
		Date Interest Paid	Trust Account as of
Notes	Outstanding Principal	Through	date hereof
$75,000,000 face amount 7.84% Senior Notes due 2006	$75,000,000	October 10, 2005	0
$625,000,000 face amount Floating Rate Senior Notes due July 20, 2007	$625,000,000	October 20, 2005	0
$115,000,000 face amount of Floating Rate Senior Notes due December 7, 2005	$115,000,000	September 7, 2005	0
$100,000,000 face amount of Senior Notes due March 26, 2016	$100,000,000	October 26, 2005	0
$30,000,000 face amount of Senior Notes due April 26, 2012	$30,000,000	October 26, 2005	0
$40,000,000 face amount of Senior Notes due April 26, 2017	$40,000,000	October 26, 2005	0
$30,000,000 face amount of Senior Notes due April 26, 2022	$30,000,000	October 26, 2005	0

Exhibit C
     Documents to be delivered by Resigning Trustee to Successor Trustee as to each of the Indentures:
     1. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to such Indenture.
     2. Copy of such Indenture, including any and all supplements, amendments or modifications thereto.
     3. File of Closing Documents associated with the Indenture.
     4. Copy of the most recent Compliance Certificate delivered pursuant to the Indenture.